UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2005

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33335

Delaware	41-1251159
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Amendment to Transaction Agreement with Intentia International AB

On December 15, 2005, Lawson Software, Inc. (“Lawson”) announced that, in connection with its previously announced agreement to combine with Stockholm, Sweden-based Intentia International AB (“Intentia”) in an all-stock transaction, Lawson and Intentia have agreed to extend the termination date under the Transaction Agreement entered into by the parties in connection with the combination from January 31, 2006 to April 30, 2006.  Under the Transaction Agreement, as amended, if the public announcement of the satisfaction of all conditions to the Offer (as such term is defined in the Transaction Agreement) has not been made by April 30, 2006, either Lawson or Intentia may terminate the Transaction Agreement.

A copy of the amendment to the Transaction Agreement is attached to this report as Exhibit 10.1.  A copy of the press release announcing the amendment of the Transaction Agreement and the extension of the termination date under the Transaction Agreement is attached to this report as Exhibit 99.1.

Amendments to Irrevocable Undertakings

On December 15, 2005, Lawson also announced that Lawson has amended the irrevocable undertakings between Lawson and two Intentia shareholders, Symphony Technology Group and Tennenbaum Capital Partners, LLC and that Intentia has amended the irrevocable undertakings with three Lawson stockholders, Richard Lawson, John Cerullo and William Lawson.  The amendments to the irrevocable undertakings extend the undertakings through the revised termination date under the Transaction Agreement.  The amendments also modify the restrictions on the transfer of the Lawson and Intentia shares covered by the irrevocable undertakings to permit certain limited sales in event that the transaction between Lawson and Intentia is terminated.  Additionally, the undertakings between Intentia and each of John Cerullo and William Lawson have been amended to permit each of Mr. Cerrullo and Mr. William Lawson to make certain limited sales of up to 3% of the shares held by each of them before the closing of the business combination of Lawson and Intentia or the termination of the Transaction Agreement.

Copy of the forms of the amendments to the irrevocable undertakings are attached to this report as Exhibits 10.2, 10.3 and 10.4.  A copy of the press release announcing the amendments to the irrevocable undertakings is attached to this report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits.

10.1	First Amendment to Transaction Agreement, among Lawson, Intentia International AB, Lawson Holdings, Inc. and Lawson Acquisition, Inc., effective as of December 14, 2005
10.2	Form of First Amendment to Stockholder Irrevocable Undertaking for Lawson affiliates
10.3	Form of First Amendment to Stockholder Irrevocable Undertaking for Lawson affiliates
10.4	Form of First Amendment to Shareholder Irrevocable Undertaking for Intentia affiliates
99.1	Press Release dated December 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: December 15, 2005	By:	/s/ Robert G. Barbieri
Name: Robert G. Barbieri
Title: Chief Financial Officer

Exhibit Index

10.1	First Amendment to Transaction Agreement, among Lawson, Intentia International AB, Lawson Holdings, Inc. and Lawson Acquisition, Inc., effective as of December 14, 2005
10.2	Form of First Amendment to Stockholder Irrevocable Undertaking for Lawson affiliates
10.3	Form of First Amendment to Stockholder Irrevocable Undertaking for Lawson affiliates
10.4	Form of First Amendment to Shareholder Irrevocable Undertaking for Intentia affiliates
99.1	Press Release dated December 15, 2005